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                                                         Dresdner Bank AG
                                                         Jurgen-Ponto-Platz 1
                                                         60301 Frankfurt am Main
Equity Forward Transaction                               Germany

 THIS CONFIRMATION AMENDS, SUPERSEDES AND REPLACES ANY PREVIOUS CONFIRMATION IN
                           RESPECT OF THIS TRANSACTION

29 October 2003

Centro Distribuidor de Cemento, S.A. de C.V.
For the attention of Mr Francisco Contreras
Telephone Number +52 8 328 3386
Fax Number +52 8 328 7162

(For the purpose of the Credit Support Annex, this Transaction reference number is CXEF2)

Dear Sirs

The purpose of this fax (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the "Transaction"). This Confirmation constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

The definitions and provisions contained in the 2000 ISDA Definitions (the "2000 Definitions"), and the 1996 ISDA Equity Derivatives Definitions (the "Equity Definitions"), in each case as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the 2000 Definitions and the Equity Definitions, the Equity Definitions will govern and in the event of any inconsistency between either the 2000 Definitions, the Equity Definitions and this Confirmation, this Confirmation will govern.

1. This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of 27th March 2001, as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

2. The terms of the Transaction to which this Confirmation relates are as follows:

     Trade Date:               10th October 2001

     Effective Date:           10th October 2001

     Restructuring Date:       29th October 2003

     Expiration Date:          08th October 2004

     Buyer:                    Centro Distribuidor de Cemento, S.A. de C.V.
                               ("Cedice")

     Guarantor and Credit
     Support Provider:         CEMEX, S.A. de C.V. ("CEMEX")

     Seller:                   Dresdner Bank AG ("Dresdner")

     Shares: Ordinary Participation Certificates, each representing two series A shares and one series B share of CEMEX, S.A. de C.V. (Bloomberg code CEMEXCP MM) ISIN Code MXP225611567

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     Exchange:                 Mexican Stock Exchange

     Related Exchange(s):      Any exchange(s) on which futures and options
                               contracts related to the Shares are principally traded.

     Spot Reference:           USD 5.10863

     Number of Shares:         20,830,582

     Notional Amount:          USD 106,415,736.12

     Forward Price:            USD 5.25955 per Share

Settlement Terms

     Settlement Provision:

                               For the purpose of the Transaction, Cedice must give irrevocable notice (which will be oral telephonic notice, if practicable, otherwise written notice) to Dresdner to elect either Physical Settlement or Cash Settlement (the "Method of Settlement Notice"). The Method of Settlement Notice must be given, not more than 65 (sixty-five) Exchange Business Days prior to the Valuation Date and not less than 50 (fifty) Exchange Business Days prior to the Valuation Date.

                               If Cedice elects Physical Settlement, the
                               Transaction shall be settled in accordance with the Physical Settlement Provision, detailed below.

                               If Cedice elects Cash Settlement, the Transaction shall be settled in accordance with Cash Settlement Provision detailed below.

                               If Cedice fails to give such notice of election then Cedice shall be deemed to have elected Physical Settlement, and the Transaction shall be settled in accordance with Physical Settlement Provision detailed below

Cash Settlement Provision:

     Cash Settlement Amount:   An amount in USD, determined by the Calculation
                               Agent at the Valuation Time on the Valuation Date in accordance with the following formula:

                                Number of Shares x (Final Price - Forward Price)

                               If the Cash Settlement Amount determined by the Calculation Agent is either:

                               (a) a positive number, then Dresdner shall pay (in addition to any Dividend Amount that may be payable) to Cedice the Cash Settlement Amount on the Cash Settlement Payment Date;

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                                    OR

                               (b) a negative number, then Cedice shall pay to Dresdner the absolute value of the Cash Settlement Amount on the relevant Cash Settlement Payment Date;

                                    OR

                               (c)  zero, no payments shall be made.

     Cash Settlement Payment
     Date:                     The Expiration Date

     Final Price:              The arithmetic average of the Executed Price for
                               the Shares on the relevant day 'n' of the Final
                               Hedging Period.

     Executed Price:           The Executed Price in relation to the Shares,
                               means: (Pn / FXn)

                               where:

                                      Pn = volume weighted average price of
                                      the Shares, as determined by Dresdner,
                                      on the relevant day 'n' of the Final
                                      Hedging Period.

                                      FXn = the average FX rate at which
                                      Dresdner converts Mexican Pesos to USD
                                      (quoted as "number of Mexican Pesos per
                                      one USD") on the relevant day 'n' of the Final Hedging Period.

     Final Hedging Period:     45 (forty-five) Exchange Business Days prior to
                               the Valuation Date

     Valuation Time:           At the close of trading on the Exchange

     Valuation Date:           6 October 2004, provided that if there is a
                               Market Disruption Event relating to the Shares on such day then (i) this date shall be deemed to be the Valuation Date notwithstanding the Market
                               Disruption Event, and (ii) the Calculation Agent shall determine in good faith at the Valuation
                               Time an estimate of the Exchange traded price for the Shares had the Market Disruption Event not occurred (converted to USD at a rate determined by Dresdner.)

     Exchange Business Days:   New York, Mexico D.F., London

Physical Settlement
Provision:

     Physical Settlement:      Dresdner will deliver the Shares to Cedice and
                               Cedice will pay to Dresdner the Forward Price on the Settlement Date

     Settlement Date:          Expiration Date

     Clearance System:         The principal domestic clearance system
                               customarily used for settling the Shares on a delivery versus payment basis. If the Clearance
                               System ceases to clear such Share, the parties will negotiate in good faith in order to agree another method of settlement.

     Failure to Deliver:       Applicable

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Dividend Provisions

     Scrip Shares:             In the event that Dresdner receives additional
                               Shares under a scrip dividend issue ("Scrip
                               Shares") on the Shares which it holds as part of its hedge, then it shall transfer such Scrip
                               Shares to Cedice on the Scrip Dividend Transfer
                               Date.

                               Provided however that if the parties decide to elect a Restructuring Event (as set out below) following receipt of Scrip Shares by Dresdner then this provision shall not apply.

     Scrip Dividend
     Transfer Date:            2 Currency Business Days following receipt by
                               Dresdner of Scrip Shares.

     Share Dividend:           In the event that Dresdner receives a share
                               dividend ("Share Dividend") on the Shares which it holds as part of its hedge, then it shall transfer such Share Dividend to Cedice on the Share Dividend Transfer Date.

                               Provided however that if the parties decide to elect a Restructuring Event (as set out below) following receipt by Dresdner of a Share Dividend then this provision shall not apply.

     Share Dividend
     Transfer Date:            2 Business Days following receipt by Dresdner of
                               the Share Dividend.

     Dividend Amount:          Dresdner shall pay to Cedice with respect to each
                               Dividend Period, an amount determined by the Calculation Agent equal to the cash dividend received on the Shares net of any withholding or applicable taxes or fees

     Dividend Payment Date:    One Currency Business Day following receipt by
                               Dresdner of the Dividend Amount

     Dividend Period:          Shall commence on, but exclude, the Trade Date
                               and shall end on and include the Valuation Date.

Adjustments

     Method of Adjustment:     Calculation Agent Adjustment

Extraordinary Events

     Consequences of Merger Events:

     (a) Share-for-Share:      Alternative Obligation

     (b) Share-for-Other:      Cancellation and Payment

     (c) Share-for-Combined:   Alternative Obligation

Nationalization or
Insolvency:                    Cancellation and Payment

3. Calculation Agent:          Dresdner Bank AG

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4. Account Details

     Account for payments to Dresdner Bank AG:

     Pay:                      USD Cash:
                               Dresdner Bank AG New York A/C 400-00
                               ABA 026 008 303
                               F/O Dresdner Frankfurt ref 998064700

                               Collateral:
                               Dresdner Bank AG New York
                               A/C 400-00 ABA 026 008 303
                               F/O Collateral Management sub acct. 998492600

     Account for payments to Centro Distribuidor de Cemento, S.A. de C.V.:

     Pay:                      USD Cash:
                               Benef: CEMEX S.A. de C.V and subsidiaries
                               Bank: Citibank NA, NY
                               A/c: 36964215
                               Aba: 021 000089

5. Offices for the Transaction:

     (a) The Office of Dresdner Bank AG is:

         Frankfurt

     (b) The Office of Centro Distribuidor de Cemento, S.A. de C.V. is:

         Garza Garcia, N.L., Mexico

6. Broker / Arranger:          Not Applicable

7. Governing Law:              This Confirmation shall be governed by and
                               construed in accordance with laws of the State of New York (without reference to the choice of law doctrine)

8. Non-reliance:               Each party has entered into this Transaction
                               solely in reliance on its own judgment. Neither party has any fiduciary obligation to the other party relating to this Transaction. In addition, neither party has held itself out as advising, or has held out any of its employees or agents as having the authority to advise, the other party as to whether or not the other party should enter into this Transaction, any subsequent actions relating to this Transaction or any other matters relating to this Transaction. Neither party shall have any responsibility or liability whatsoever in respect of any advice of this nature given, or views expressed, by it or any of such persons to the other party relating to this Transaction, whether or not such advice is given or such views are expressed at the request of the other party.

9. Other Provisions:

     Terms of Collateral
     Arrangements              This Transaction is collateralised under the
                               terms of a Credit Support Annex dated 27 March
                               2001, as amended.

     Additional Termination
     Events: Notwithstanding anything in the Agreement or in the Schedule to the Agreement, the parties hereby agree that Dresdner shall

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                               have the right, to terminate the Transaction by
                               providing 3 Exchange Business Days notice in which case Cedice shall be the sole Affected Party, if at any time on any Exchange Business Day from and including the Effective Date to and including the Expiration Date, either:

                               1. The price of the Shares falls by 50% or more of the Forward Price; or

                               2. (a) The credit rating of CEMEX, S.A. de C.V. ("CEMEX") for its unsecured and unsubordinated long term debt, falls two grades below its current rating of BBB-/Ba1 as published by Standard and Poor's Corporation and by Moody's Investors Service, Inc., respectively or (b) should the long term debt of CEMEX not be rated at all or should CEMEX, while its long term debt is rated investment grade as described in (a) above, decide it no longer wishes to be rated (and therefore such ratings are no longer available).

     Optional Termination
     Provision:                Provided that no Termination Event or Event of
                               Default shall have occurred and then be
                               continuing, Cedice may, provided Dresdner agrees, terminate this Transaction on a date prior to the Expiration Date (such date being the "Optional
                               Termination Date"), in which case Cedice shall be the sole Affected Party and shall pay to Dresdner the "Payments on Early Termination" set out below within 1 (one) Currency Business Day following the Optional Termination Date.

     Payments on Early
     Termination:              In the event that an Additional Termination Event
                               or an Event of Default shall occur under the Agreement in respect of which Cedioe is the Defaulting Party or the Affected Party, then
                               Cedice will be required to pay to Dresdner: -

                               1. Forward Price * Number of Shares

                               Minus

                               2. Funding Adjustment

                               Minus

                               3. Spread Adjustment

                               Funding Adjustment

                               Libor * Days / 360 * Notional Amount

                               where

                               Libor = a rate calculated by the straight line interpolation between the USD - LIBOR rates for two periods, one with a designated maturity equal to the period of time for which rates are available next shorter than the period from the Early Termination Date to the Expiration Date and the other with a designated maturity equal to the period for which rates are

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                               available next longer than the period from the
                               Early Termination Date to the Expiration Date.

                               Days = The number of days from the Early
                               Termination Date to the Expiration Date.

                               Spread Adjustment

                               The Spread Adjustment shall be calculated with reference to the period within which the Early Termination Date falls.

                               Spread Adjustment = Spread x SpreadDays/360 x Notional Amount, where:

                               Spread = 1.35 per cent.

                               Where the Early Termination Date falls before 7 April 2004 (the "Midpoint"):
                               SpreadDays = The number of days from the Midpoint to the Expiration Date.

                               Where the Early Termination Date falls on or after the Midpoint:

                               SpreadDays = 0

                               Subject 10 the payment of the Payments on Early Termination, Dresdner shall deliver the relevant Shares to Cedice on the Early Termination Payment Date.

     Early Termination
     Payment Date:             1 (one) Currency Business Day following the Early
                               Termination Date

     Warranty and Event of
     Default Further to the arrangements set out in the trust agreement dated 1 October 2003 (the "Trust Agreement") having Banco Nacional de Mexico, S.A., Grupo Financiero Banamex as trustee (the "Trustee") and Dresdner as a first trust settler and beneficiary, Cedice warrants in respect of the 1,734,377 Shares sold in the Secondary Public Offer (as defined in the Trust Agreement) that it has not instructed the Trustee to transfer any of the Shares which Dresdner delivered to the Trustee to Citigroup or to any other underwriter of the Secondary Public Offer which exchanged or may have exchanged the Shares into American Depositary Shares and/or offered or sold the Shares (whether or not in the form of American Depositary Shares) in the United States (a "U.S. Underwriter"), nor has it instructed any person to exchange such Shares into American Depositary Shares.

                               Any breach of this warranty shall constitute an Event of Default under the Agreement. In recognition that a breach of this undertaking shall create risk of damages to Dresdner which are not quantifiable, Cedice agrees to pay to Dresdner (in addition to any other amounts due under the Agreement) liquidated damages in the sum of USD 5,000,000 (five million dollars) upon the breach of this warranty.

                               Payment of these damages is irrevocably
                               guaranteed by

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                               CEMEX, as indicated by its signature hereunder.

                               Breach of this warranty will be presumed in the event that the Trustee has recorded in the Individual Registry (as defined and referred in the Trust Agreement) that any Shares have been transferred to a U.S. Underwriter.

     Restructuring Event:      Dresdner and Cedice may agree, between the Trade
                               Date and the Expiration Date, to amend the existing terms of the Transaction (once all terms have been agreed, a "Restructuring"). For the avoidance of doubt such a Restructuring shall not constitute an Early Termination of the Transaction and no Payments on Early Termination shall be payable by Cedice. Provided however that a consequential payment may be due from one party to the other in cash or otherwise (a
                               "Restructuring Charge") the amount of which shall be determined by Dresdner.

                               Except to the extent that the terms of the Transaction have been amended in accordance with the Restructuring all other terms of the Transaction shall continue in full force and effect.

                               Following a Restructuring Dresdner shall confirm the terms of such Restructuring in writing.

     Restructuring Charge
     Payment Date:             1 (one) Currency Business Day following the
                               Restructuring.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation and returning it to us by facsimile transmission for the attention of: OTC Equity Documentation (Facsimile No. +44 (0) 20 7475 8748). If you have any queries regarding this Confirmation, please contact Telephone No: +44 (0) 20 7475 1534 or 7475 5985.

Yours faithfully,                  Confirmed as of the date first above written:

Dresdner Bank AG                   Centro Distribuidor de Cemento, S.A. de C.V.


By: /s/ PATRONIA CAMPBELL          By: /s/ Illegible
    -----------------------------      -----------------------------------------
Name: PATRONIA CAMPBELL            Name:
      AUTHORISED SIGNATORY         Title:
Authorised Signatory


By: /s/ KARL ROGERS                By:
    -----------------------------      -----------------------------------------
Name: KARL ROGERS                  Name:
      AUTHORISED SIGNATORY         Title:
Authorised Signatory

Cemex, S.A. de C.V.

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By:
    -----------------------------
Name:
Title:


By: /s/ Illegible
    -----------------------------
Name:
Title:

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